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	Robin Washington	Amy Flood
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Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

- Product Sales of $8.2 billion -
- Non-GAAP EPS of $3.22 per share -
- Revised 2015 Net Product Sales Guidance -

Foster City, CA, October 27, 2015 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter ended September 30, 2015. The financial results that follow represent a year-over-year comparison of third quarter 2015 to the third quarter 2014. Total revenues were $8.3 billion in 2015 compared to $6.0 billion in 2014. Net income was $4.6 billion or $3.06 per diluted share in 2015 compared to $2.7 billion or $1.67 per diluted share in 2014. Non-GAAP net income, which excludes amounts related to acquisition, restructuring, stock-based compensation and other, was $4.8 billion or $3.22 per diluted share in 2015 compared to $3.0 billion or $1.84 per diluted share in 2014.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2015	2014	2015	2014
Product sales	$8,211	$5,968	$23,742	$17,252
Royalty, contract and other revenues	84	74	391	324
Total revenues	$8,295	$6,042	$24,133	$17,576

Net income attributable to Gilead	$4,600	$2,731	$13,425	$8,614
Non-GAAP net income attributable to Gilead	$4,836	$3,014	$14,285	$9,431

Diluted EPS	$3.06	$1.67	$8.73	$5.18
Non-GAAP diluted EPS	$3.22	$1.84	$9.29	$5.68
Product Sales
Total product sales for the third quarter of 2015 were $8.2 billion compared to $6.0 billion for the third quarter of 2014. Product sales in the U.S. were $5.6 billion compared to $4.2 billion for the third quarter of 2014. In Europe, product sales were $1.7 billion compared to $1.4 billion for the same period in 2014. Sales in other international locations increased to $1.0 billion compared to $327 million in the third quarter of 2014 primarily as a result of the launch of our HCV products in Japan.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

October 27, 2015	2

Antiviral Product Sales
Antiviral product sales were $7.7 billion for the third quarter of 2015, compared to $5.5 billion for the third quarter of 2014 primarily due to sales of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), which was approved in the U.S. and Europe in the fourth quarter of 2014, partially offset by a decrease in sales of Sovaldi® (sofosbuvir 400 mg) due primarily to the uptake in Harvoni.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $509 million for the third quarter of 2015 compared to $424 million for the third quarter of 2014.

Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Non-GAAP research and development expenses (R&D)	$713	$586	$2,066	$1,686
Non-GAAP selling, general and administrative expenses (SG&A)	$850	$888	$2,211	$1,958

Note:	Non-GAAP R&D and SG&A expenses exclude amounts related to acquisition, restructuring, stock-based compensation and other.

During the third quarter of 2015, compared to the same period in 2014:

•	Non-GAAP research and development expenses increased primarily due to the progression of Gilead's clinical studies.

•
Non-GAAP selling, general and administrative expenses decreased primarily due to a cumulative catch-up of the branded prescription drug fee recorded in the same period in 2014, partially offset by higher costs to support Gilead's growth and the geographic expansion in its business.

Cash, Cash Equivalents and Marketable Securities
As of September 30, 2015, Gilead had $25.1 billion of cash, cash equivalents and marketable securities compared to $14.7 billion as of June 30, 2015. This increase was primarily due to the issuance of senior unsecured notes in September 2015 for a total aggregate principal amount of $10.0 billion. During the third quarter of 2015, Gilead generated $4.1 billion in operating cash flow, utilized $3.1 billion to repurchase 28 million shares and paid a cash dividend of $627 million, or $0.43 per share.

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October 27, 2015	3

Revised 2015 Full Year Guidance
Gilead updated its full year 2015 guidance as follows:

(In millions, except percentages and per share amounts)	Initially Provided February 3, 2015	Updated April 30, 2015	Updated July 28, 2015	Updated October 27, 2015
Net Product Sales	$26,000 - $27,000	$28,000 - $29,000	$29,000 - $30,000	$30,000 - $31,000
Non-GAAP*
Product Gross Margin	87% - 90%	87% - 90%	88% - 90%	88% - 90%
R&D expenses	$3,000 - $3,300	$3,000 - $3,300	$2,800 - $3,000	$2,800 - $3,000
SG&A expenses	$3,000 - $3,300	$3,000 - $3,300	$3,000 - $3,200	$3,000 - $3,200
Effective Tax Rate	18.0% - 20.0%	18.0% - 20.0%	17.0% - 18.0%	17.0% - 18.0%

Diluted EPS Impact of Acquisition-Related, Restructuring, Stock-Based Compensation Expenses and Other	$0.82 - $0.87	$0.82 - $0.87	$0.82 - $0.87	$0.82 - $0.87

* Non-GAAP product gross margin, R&D and SG&A expenses and effective tax rate exclude amounts related to acquisition, restructuring, stock-based compensation and other.

Product & Pipeline Updates Announced by Gilead During the Third Quarter of 2015 Include:
Antiviral Program

•
Announced positive topline results from four international Phase 3 clinical studies (ASTRAL-1, ASTRAL-2, ASTRAL-3 and ASTRAL-4) evaluating a once-daily, fixed-dose combination of sofosbuvir (SOF) with velpatasvir (VEL), an investigational pangenotypic NS5A inhibitor, for the treatment of genotype 1-6 HCV infection. In the ASTRAL-1, ASTRAL-2 and ASTRAL-3 studies, patients with genotype 1-6 HCV infection received 12 weeks of SOF/VEL. Among these patients, 21 percent had compensated cirrhosis and 28 percent had failed prior treatments. In the ASTRAL-4 study, patients with decompensated cirrhosis (Child-Pugh class B) received 12 weeks of SOF/VEL with or without ribavirin, or 24 weeks of SOF/VEL.

•
Announced that the Japanese Ministry of Health, Labour and Welfare approved Harvoni, the first once-daily single tablet regimen (STR) for the treatment of chronic hepatitis C genotype 1 infection in adults. In Japan, Harvoni is indicated for the suppression of viremia in patients with genotype 1 HCV infection with or without compensated cirrhosis, with a treatment duration of 12 weeks.

•
Announced that the company submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for an investigational, once-daily STR that combines Gilead’s emtricitabine 200 mg and tenofovir alafenamide (TAF) 25 mg with rilpivirine 25 mg (R/F/TAF) from Janssen Sciences Ireland UC, one of the Janssen Pharmaceutical Companies of Johnson & Johnson, for the treatment of HIV-1 infection in adult and pediatric patients 12 years of age and older. The data submitted in the NDA support the use of R/F/TAF among patients who are HIV treatment-naïve or who are virologically suppressed and want to replace their current antiretroviral treatment regimen.

•
Announced that the company’s Marketing Authorization Application (MAA) for R/F/TAF was fully validated and under evaluation by the European Medicines Agency (EMA). The data included in the application support the use of R/F/TAF for the treatment of HIV-1 infection in adults and pediatric patients 12 years and older.

•	Announced that the Committee for Medicinal Products for Human Use, the scientific committee of the EMA, adopted a positive opinion on the company’s MAA for E/C/F/TAF on September 25, 2015.

•
Announced a Phase 3 study of F/TAF for the treatment of HIV-1 infection met its primary objective. The ongoing study was designed to explore the efficacy and safety of F/TAF-based regimens among virologically suppressed adult patients switching from HIV treatment regimens containing emtricitabine/tenofovir disoproxil fumarate. At week 48, the F/TAF-based regimens and the TDF-based regimens achieved similar rates of virologic suppression based on the proportion of patients with HIV RNA levels (viral load) of less than 50 copies/mL.

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October 27, 2015	4

•
Announced positive results from a Phase 3 clinical study of E/C/F/TAF among virologically suppressed adult patients switching from TDF-containing regimens. The study met its primary endpoint by demonstrating non-inferiority of E/C/F/TAF to the TDF-based regimens at week 48. The study also demonstrated statistical superiority among patients with HIV-1 RNA levels less than 50 copies/mL at week 48 and statistically significant improvements in bone and renal laboratory parameters. These data were presented at the 8th IAS Conference on HIV Pathogenesis, Treatment & Prevention.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2015 as well as provide a general business update. The live webcast of the call can be accessed at the company's Investors page at www.gilead.com/investors. Please connect to the company's website at least 15 minutes prior to the start of the call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 52441979 to access the call.
A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through October 30, 2015. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 52441979.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

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October 27, 2015	5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2015 financial results; Gilead's ability to sustain growth in revenues for its antiviral and other programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving sofosbuvir-containing products, including fixed dose combination of SOF/VEL; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including E/C/F/TAF, F/TAF and R/F/TAF; Gilead's ability to successfully commercialize its products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Sovaldi and Harvoni; Gilead's ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including the fixed dose regimen of SOF/VEL; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; Gilead's ability to complete its share repurchase program due to changes in its stock price, corporate or other market conditions; Gilead’s ability to pay dividends under its dividend program and the risk that its Board of Directors may reduce the amount of the dividend; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, HARVONI®, SOVALDI®, TRUVADA®, STRIBILD®, COMPLERA®, EVIPLERA®, VIREAD®, LETAIRIS®, RANEXA®, AMBISOME®, ZYDELIG®, EMTRIVA®, TYBOST®, HEPSERA®, VITEKTA®, CAYSTON®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 27, 2015	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Product sales	$8,211	$5,968	$23,742	$17,252
Royalty, contract and other revenues	84	74	391	324
Total revenues	8,295	6,042	24,133	17,576
Costs and expenses:
Cost of goods sold	1,064	987	2,944	2,725
Research and development expenses	743	630	2,257	1,809
Selling, general and administrative expenses	903	945	2,360	2,107
Total costs and expenses	2,710	2,562	7,561	6,641
Income from operations	5,585	3,480	16,572	10,935
Interest expense	(165)	(104)	(458)	(282)
Other income (expense), net	52	(5)	108	(27)
Income before provision for income taxes	5,472	3,371	16,222	10,626
Provision for income taxes	880	647	2,801	2,029
Net income	4,592	2,724	13,421	8,597
Net loss attributable to noncontrolling interest	(8)	(7)	(4)	(17)
Net income attributable to Gilead	$4,600	$2,731	$13,425	$8,614
Net income per share attributable to Gilead common stockholders - basic	$3.14	$1.80	$9.11	$5.64
Shares used in per share calculation - basic	1,463	1,514	1,474	1,528
Net income per share attributable to Gilead common stockholders - diluted	$3.06	$1.67	$8.73	$5.18
Shares used in per share calculation - diluted	1,503	1,637	1,538	1,662
Cash dividends declared per share	$0.43	$—	$0.86	$—

October 27, 2015	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,064	$987	$2,944	$2,725
Stock-based compensation expenses	(3)	(3)	(9)	(8)
Acquisition related-amortization of purchased intangibles	(207)	(201)	(620)	(600)
Other(1)	2	—	3	—
Non-GAAP cost of goods sold	$856	$783	$2,318	$2,117

Product gross margin reconciliation:
GAAP product gross margin	87.0%	83.5%	87.6%	84.2%
Acquisition related-amortization of purchased intangibles	2.5%	3.4%	2.6%	3.5%
Non-GAAP product gross margin(2)	89.6%	86.9%	90.2%	87.7%

Research and development expenses reconciliation:
GAAP research and development expenses	$743	$630	$2,257	$1,809
Stock-based compensation expenses	(44)	(40)	(128)	(111)
Acquisition related expenses	—	—	(66)	—
Other(1)	14	(4)	3	(12)
Non-GAAP research and development expenses	$713	$586	$2,066	$1,686

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$903	$945	$2,360	$2,107
Stock-based compensation expenses	(50)	(56)	(148)	(146)
Restructuring expenses	—	—	2	—
Acquisition related-amortization of purchased intangibles	—	(1)	—	(3)
Other(1)	(3)	—	(3)	—
Non-GAAP selling, general and administrative expenses	$850	$888	$2,211	$1,958

Operating margin reconciliation:
GAAP operating margin	67.3%	57.6%	68.7%	62.2%
Stock-based compensation expenses	1.2%	1.6%	1.2%	1.5%
Acquisition related expenses	—%	—%	0.3%	—%
Acquisition related-amortization of purchased intangibles	2.5%	3.3%	2.6%	3.4%
Other(1)	(0.2)%	0.1%	—%	0.1%
Non-GAAP operating margin(2)	70.8%	62.6%	72.7%	67.2%

Other income (expense) reconciliation:
GAAP other income (expense), net	$52	$(5)	$108	$(27)
Other(1)	1	—	1	(2)
Non-GAAP other income (expense), net	$53	$(5)	$109	$(29)

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

October 27, 2015	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Effective tax rate reconciliation:
GAAP effective tax rate	16.1%	19.2%	17.3%	19.1%
Stock-based compensation expenses	0.4%	—%	0.1%	—%
Acquisition related-amortization of purchased intangibles	(0.2)%	(1.0)%	(0.4)%	(0.9)%
Non-GAAP effective tax rate(1)	16.3%	18.2%	17.0%	18.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$4,600	$2,731	$13,425	$8,614
Stock-based compensation expenses	44	81	184	217
Restructuring expenses	—	—	(2)	—
Acquisition related expenses	—	—	66	—
Acquisition related-amortization of purchased intangibles	202	198	605	589
Other(2)	(10)	4	7	11
Non-GAAP net income attributable to Gilead	$4,836	$3,014	$14,285	$9,431

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$3.06	$1.67	$8.73	$5.18
Stock-based compensation expenses	0.03	0.05	0.12	0.13
Acquisition related expenses	—	—	0.04	—
Acquisition related-amortization of purchased intangibles	0.13	0.12	0.39	0.35
Other(2)	(0.01)	—	0.01	0.01
Non-GAAP diluted earnings per share(1)	$3.22	$1.84	$9.29	$5.68

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,503	1,637	1,538	1,662
Share impact of current stock-based compensation rules	(1)	(1)	(1)	(1)
Non-GAAP shares used in per share calculation (diluted)	1,502	1,636	1,537	1,661

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$208	$204	$626	$608
Research and development expenses adjustments	30	44	191	123
Selling, general and administrative expenses adjustments	53	57	149	149
Other income (expense) adjustments	1	—	1	(2)
Total non-GAAP adjustments before tax	292	305	967	878
Income tax effect	(58)	(23)	(116)	(61)
Other(2)	2	—	9	—
Total non-GAAP adjustments after tax attributable to Gilead	$236	$282	$860	$817

Notes:
(1) Amounts may not sum due to rounding
(2) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts

October 27, 2015	9

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30,	December 31,
	2015	2014(1)

Cash, cash equivalents and marketable securities	$25,114	$11,726
Accounts receivable, net	6,105	4,635
Inventories	1,988	1,386
Property, plant and equipment, net	2,143	1,674
Intangible assets, net	10,454	11,073
Goodwill	1,172	1,172
Other assets	3,661	2,998
Total assets	$50,637	$34,664

Current liabilities	$9,360	$5,761
Long-term liabilities	23,329	13,069
Equity component of currently redeemable convertible notes	4	15
Stockholders’ equity(2)	17,944	15,819
Total liabilities and stockholders’ equity	$50,637	$34,664

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2014.
(2) As of September 30, 2015, there were 1,449 million shares of common stock issued and outstanding.

October 27, 2015	10

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Antiviral products:
Harvoni – U.S.	$2,541	$—	$8,383	$—
Harvoni – Europe	532	20	1,632	20
Harvoni – Other International	259	—	504	—
	3,332	20	10,519	20

Sovaldi – U.S.	692	2,200	1,728	7,329
Sovaldi – Europe	337	523	1,342	1,087
Sovaldi – Other International	437	73	659	135
	1,466	2,796	3,729	8,551

Truvada – U.S.	561	472	1,470	1,239
Truvada – Europe	268	327	846	988
Truvada – Other International	74	78	207	216
	903	877	2,523	2,443

Atripla – U.S.	597	621	1,640	1,689
Atripla – Europe	161	223	533	694
Atripla – Other International	60	51	161	162
	818	895	2,334	2,545

Stribild – U.S.	422	278	1,068	695
Stribild – Europe	73	38	199	93
Stribild – Other International	16	11	47	24
	511	327	1,314	812

Complera / Eviplera – U.S.	210	183	580	467
Complera / Eviplera – Europe	137	134	427	375
Complera / Eviplera – Other International	13	13	40	38
	360	330	1,047	880

Viread – U.S.	151	122	385	320
Viread – Europe	76	87	233	259
Viread – Other International	70	66	184	168
	297	275	802	747

Other Antiviral – U.S.	8	14	30	34
Other Antiviral – Europe	6	9	20	28
Other Antiviral – Other International	1	1	3	5
	15	24	53	67

Total antiviral products – U.S.	5,182	3,890	15,284	11,773
Total antiviral products – Europe	1,590	1,361	5,232	3,544
Total antiviral products – Other International	930	293	1,805	748
	7,702	5,544	22,321	16,065
Other products:
Letairis	181	146	508	414
Ranexa	161	132	419	366
AmBisome	88	98	276	284
Zydelig	36	6	92	6
Other	43	42	126	117
	509	424	1,421	1,187

Total product sales	$8,211	$5,968	$23,742	$17,252